UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       May 17, 2011

INTREORG SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-53262	45-0526215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 E. Southlake Boulevard, Suite 120-366, Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(817) 491-8611

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Appointment of Additional Directors

Our bylaws permit a Board of Directors comprised at least one and up to nine members.  On May 17, 2011 the Board of Directors of INTREorg Systems, Inc. approved the appointment of five additional to our Board to fill current vacancies on our Board.  These five additional members, who will serve together with Russell K. Boyd (Chairman of the Board) and Redgie Green, include:

Donal R. Schmidt
Mark Hall
Steven R. Henson, M.D.
Frederick Andrew Huttner, Jr.
Thimothy S. Wafford

Biographical information on the additional directors is as follows:

Donal R. Schmidt.  Mr. Schmidt, 50, has been the Chairman of the Board and Chief Executive Officer and President of Sun River Energy, Inc. (OTCBB: SNRV) effective on August 3, 2010. For the last 12 years, Mr. Schmidt has been an independent oil and gas producer. Mr. Schmidt is a managing member of FTP Oil and Gas I LLC, the General Partner of FTP Oil and Gas LP. FTP is a limited partnership formed for the acquisition of leases in the Permian Basin located in West Texas.  Mr. Schmidt was also the managing member of PC Operating LLC, which conducted drilling and operations for FTP and other working interest partners.  From 2005 until 2009, Mr. Schmidt was Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer and Director of Dorado Exploration Inc; Director of Dorado Operating Inc.; and President of the Managing Member of the General Partner of Dorado Beckville Partners I LP. Dorado Exploration Inc., Dorado Operating Inc. and Dorado Beckville I LP each filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the spring of 2008.  Through the approved plans of reorganization for each company all allowed claims were paid in full and preferred shareholders of Dorado Exploration Inc. received $1.375 for their $1.00 preferred stock.  Mr. Schmidt is a licensed attorney and Certified Public Accountant in the State of Texas.  He graduated with a B.S. in Mathematics and a minor in Chemistry from Texas Tech University.  Additionally, he earned both an M.B.A. in Finance and M.S. in Accounting from the University of Texas at Dallas. Mr. Schmidt, a member of law review, graduated from Texas Wesleyan University School of Law.

Mark Hall.  Since 2000 Mr. Hall, 52, has been Chief Business Officer of Fusion Labs, Inc., a technology holding company based in Dallas, Texas that manages companies specializing in the application of enabling technologies for high growth industries and specialized markets.  Prior to founding Fusion Labs, Inc., from 1990 to 1999, Mr. Hall was a partner and Executive Vice President of  B.R. Blackmarr & Associates where he assisted in the subsequent initial public offering of the company and listing on The Nasdaq Stock Market.  Mr. Hall has over 30 years of experience working with development organizations from start up to exit.  Throughout his career, Mr. Hall has had various roles and held senior management responsibilities in private and public companies, including SimTec, Inc. (1980 to 1982), Businessland, Inc. (1982 to 1983), Bell Atlantic (1983 to 1984), Trammell Crow Joint Ventures (the INFORMART) (1984 to 1990) and GrantedGE ( 2006 to 2011).  Mr. Hall studied Psychology and Management at Missouri State University.

Steven R. Henson, M.D.  Since 2007 Dr. Henson, 49, has served as the Director of Emergency Medicine for Galichia Heart Hospital.  During the period 2004 through 2009, Dr. Henson served on the Board of Directors of Epic Holdings, Inc. He also served on the Board of Directors of EagleMed, LLC, and served as the Executive Medical Director of EagleMed from 1995 through the present.  Dr. Henson has also served on the Board of Directors of Indulge Media Group, from 2008 through the present.  During that same time period, he also served as CFO for Indulge Media Group.  Since March 2011 Dr. Henson has been a member of the Board of Directors of Sun River Energy, Inc. (OTCBB: SNRV).  Dr. Henson also served on the Board of Directors for Aero Innovative Corporation from 2009 through the present, and he served on the Board of Directors for Oxford Development Company from 2010 through 2011. Dr. Henson graduated from Emporia State University with a B.S. in Biology and Chemistry and an M.D. from the University of Kansas School of Medicine.

Frederick Andrew Huttner, Jr. Since 1994 Mr. Huttner, 66, has served as Chairman and President of Huttner and Company, a private consulting firm which offers business consulting services on a limited basis to entrepreneurial growth companies. Mr. Huttner works with business leaders to build effective communication systems within their organizations to maximize the success of the business, either through organic growth or acquisitions.  From August 2009 until October 2010 he was employed by Miresco Financial Services, a national liquidation company, where he was responsible for investing capital for some of the liquidations.  Mr. Huttner was an officer and director of Stratum Holdings, Inc. (OTCBB: STTH), a company operating in the oil field services, construction staging and oil and gas operations in the Texas and Louisiana Gulf coast, from 2003 until 2008, serving various terms as President, Secretary-Treasurer and Chief Financial Officer, and Chief Executive Officer .  From 2000 to 2002, he was a principal of Innovation Growth Partners, LLC, a private consulting firm which had acquired Huttner and Company during this period.  He received a bachelor’s degree from New York University.

Thimothy S. Wafford.  Mr. Wafford, 51, has been Chief Operating Officer of Sun River Energy, Inc. (OTCBB: SNRV) since August 2010.  Mr. Wafford has over 26 years of diversified experience in the oil and gas industry, and has worked as a Petroleum Reservoir Engineer both domestically and internationally.  Mr. Wafford was President of Essex Energy of Texas, Inc. from 2000 to May 2003.  Essex Energy of Texas, Inc., an entity in which Mr. Wafford was the sole director, officer and owner, was an oil and gas operating company that filed a Voluntary Petition of Bankruptcy under Chapter 7 of the Bankruptcy Code in December 2002. Essex Energy of Texas was liquidated and discharged from bankruptcy in May 2003.  From 2002 through May 2010, Mr. Wafford was President of Waterman Oil & Gas, Inc., an oil and gas operating company he founded.  From 2005 to December 2008, Mr. Wafford served as Chief Operating Officer and Director of Dorado Exploration Inc. Dorado Exploration Inc. and its affiliates filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the spring of 2008.  Through the approved plans of reorganization for each company all allowed claims were paid in full and preferred shareholders of Dorado Exploration Inc. received $1.375 for their $1.00 preferred stock.  Mr. Wafford received a B. S. in Petroleum Engineering from Texas A&M University and an M.B.A. Finance and M.S. Accounting from the University of Texas at Dallas.

There are no family relationships between our officers and directors.  There are no arrangements or understandings between our company and any of these additional directors pursuant to which he was selected as a director.  We have not determined the compensation arrangements for these new directors as of the date of this report.

Neither Messrs. Schmidt, Hall, Huttner or Wafford or Dr. Henson has been a party to any transaction with our company since January 1, 2011, nor is any such individual a party to any currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $120,000, and in which such individual had or will have a direct or indirect material interest.

Committees of the Board of Directors

At the meeting of our Board of Directors on May 17, 2011, our Board also established an Audit Committee of the Board of Directors comprised of Messrs. Huttner (Chairman) and Wafford and Dr. Henson, as well as a Compensation Committee of the Board of Directors comprised of Dr. Henson (Chairman) and Messrs. Huttner and Wafford.  Each of these directors is independent within the meaning of Rule 5605 of the NASDAQ Marketplace Rules, and each is considered an “audit committee financial expert” as that term is defined in Regulation S-K.  These committees will develop and adopt charters as soon as practicable.

Resignation and Appointment of Chief Executive Officer

On May 17, 2011 Mr. Russell K. Boyd resigned as our Chief Executive Officer and the Board appointed Donal R. Schmidt as Chief Executive Officer and President.  There were no disagreements between Mr. Boyd and our company which led to his resignation.

Biographical information on Mr. Schmidt appears earlier in this report.  As of the date of this report, we have not determined the amount of compensation to be paid to Mr. Schmidt for his services as our Chief Executive Officer and President.  The Compensation Committee of our Board of Directors will negotiate compensation arrangements with Mr. Schmidt which we expect to be finalized in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREORG SYSTEMS, INC.
Date: May 23, 2011	By: /s/ Donal R. Schmidt
Donal R. Schmidt, Chief Executive Officer